UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 5, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of AOL Inc. (the “Company”) approved a stock option grant to purchase shares of common stock under the Company’s 2010 Stock Incentive Plan (the “SIP”) to Arthur Minson, the Company’s Executive Vice President and Chief Financial Officer in connection with his expanded role as President of AOL Services. The grant of the options under the SIP is valued at $1,500,000 and is effective on December 15, 2011.

On December 5, 2011, the Committee approved an amendment to the Employment Agreement dated as of June 11, 2010 (the “Employment Agreement”), between the Company and Julie Jacobs, the Company’s Executive Vice President, General Counsel and Corporate Secretary, providing for an annual base salary increase to $600,000 in connection with her increased responsibilities, including oversight of the Company’s Corporate Development department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Tim Armstrong
Name:	Tim Armstrong
Title:	Chief Executive Officer

Date: December 9, 2011

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